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                                                                   EXHIBIT 10.49

                                 EXECUTION COPY


             DECEMBER 2001 AMENDMENT TO LOAN AND SECURITY AGREEMENT
             ------------------------------------------------------

This December 2001 Amendment to Loan and Security Agreement (the "AMENDMENT AGREEMENT") is made as of December 26, 2001 by and among ARIAD PHARMACEUTICALS, INC., a Delaware corporation (the "BORROWER"), ARIAD CORPORATION, a Delaware corporation and a wholly-owned subsidiary of the Borrower (the "LESSEE Subsidiary"), ARIAD GENE THERAPEUTICS, INC., a Delaware corporation which is controlled by the Borrower ("AGT" and, together with the Lessee Subsidiary, the "SUBSIDIARIES", the Borrower and the Subsidiaries being referred to collectively herein as the "COMPANIES"); and FLEET NATIONAL BANK (f/k/a BankBoston, N.A.), a national banking association with an office at 100 Federal Street, Boston, Massachusetts (the "BANK").

                                    RECITALS

A. The Companies and the Bank are parties to a Loan and Security Agreement dated as of September 23, 1992, as amended (as so amended and as hereafter amended, replaced, restated, supplemented, renewed or otherwise modified from time to time, the "LOAN AGREEMENT"). Capitalized terms used herein without definition have the meanings assigned to them in the Loan Agreement.

B. The Borrower has requested (i) that the Bank increase the New Term Loan by $1,500,000 and re-advance $2,300,000 of the New Term Loan, and (ii) that the Bank amend certain other provisions of the Loan Agreement as hereinafter set forth.

C. Subject to certain terms and conditions, the Bank is willing to provide such financing and amendments, as hereinafter set forth.

NOW THEREFORE, for good and valuable consideration paid, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as to the following:

I.   LOAN AGREEMENT AND NEW TERM LOAN

     (a) The Bank has previously made the New Term Loan to the Borrower which, as of the date hereof, has an outstanding principal balance of $3,700,000. The Borrower has requested, and the Bank has agreed, subject to the terms and conditions of this Amendment Agreement, that the Bank will re-advance to the Borrower $2,300,000 of principal of the New Term Loan which the Borrower has previously repaid to the Bank. The Borrower has also requested and the Bank has agreed, subject to the terms and conditions of this Amendment Agreement, that the Bank will make a $1,500,000 increase to the aggregate principal amount of the New Term Loan. The New Term Loan (after giving effect to this Amendment Agreement, including the aforementioned re-advance and increase) shall be in the principal amount of $7,500,000 and is evidenced by the Second Amended and Restated Secured Term Note (the "NOTE"), executed as of the date hereof and a copy of which is attached hereto as EXHIBIT A. The Maturity and amortization of the New Term Loan shall be as set forth in Section 3.4 of the Loan Agreement, as amended hereby. The New Term Loan shall continue to bear interest at the rate provided in Section 3.8, shall be jointly and severally payable by the Borrower and the Subsidiaries, and shall otherwise be governed by all of the terms and conditions and covenants of the Loan Agreement applicable to Advances.

     (b) The definition of "Note" in Section 1.24 of the Loan Agreement is hereby amended to read as follows:

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          "1.24 `Note' means the Second Amended and Restated Secured Term Note in the principal amount of Seven Million Five Hundred Thousand Dollars ($7,500,000) jointly and severally executed by the Companies and delivered to the Bank pursuant to Section 3.1A of this Agreement, as amended and restated from time to time, together with any and all substitutions therefor."

     (c) Article 2, Section (a) of the Loan Agreement is hereby amended in its entirety to read as follows:

          "(a) Accounts and Accounts Receivable, including without limitation, electronic chattel paper and commercial tort claims;"

     (d) Article 2, Section (c) of the Loan Agreement is hereby amended in its entirety to read as follows:

          "(c) General Intangibles, including without limitation, payment intangibles."

     (e) Article 2, Section (i) of the Loan Agreement is hereby amended in its entirety to read as follows:

          "(i) Instruments, Investment Property, Documents of Title, rights to proceeds of letters of credit, letter of credit rights, supporting obligations of every kind and description, policies and certificates of insurance, Securities, security entitlements, deposits, deposit accounts, money, cash, or other property."

     (f) Article 2 of the Loan Agreement is hereby amended so that immediately following the phrase "together with all products and proceeds of the foregoing (the "COLLATERAL"), the following provision is added:

          "If any of the Companies shall at any time acquire a commercial tort claim, as defined in Revised Article 9 of the Uniform Commercial Code, such Company shall immediately notify the Bank in writing signed of the brief details thereof and shall grant to the Bank in writing a security interest therein and in the proceeds thereof, all on the terms of this Agreement, and in writing in form and substance satisfactory to the Bank.

          Each of the Companies hereby authorizes the Bank, at any time and from time to time, without such Company's further signature or authorization, to file financing statements, continuation statements and amendments thereto that describe or indicate the Collateral and which contain any other information required by Part 5 of Article 9 of the Uniform Commercial Code for the sufficiency or filing office acceptance of any financing statement, continuation statement or amendment, including whether such Company is an organization, the type of organization and any organization identification number issued to such Company. The Companies agree to furnish any such information to the Bank promptly upon request.

          Each of the Companies shall at any time and from time to time take such steps as the Bank may reasonably request for the Bank (i) to obtain an acknowledgement, in form and substance satisfactory to the Bank, of any bailee having possession of any of the Collateral that the bailee holds such Collateral for the Bank, (ii) to obtain "control" of any investment property, deposit accounts, letter-of-credit rights or electronic chattel paper (as such terms are defined in Article 9 of the Uniform Commercial Code) with any agreements establishing control to be in form and substance satisfactory in the Bank, and (iii) otherwise to insure the continued perfection and priority of the Bank's security interest in the Collateral and of the preservation of its rights therein."

     (g) Section 3.4 of the Loan Agreement is hereby amended to read in its entirety as follows:


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          "3.4 TERM LOAN REPAYMENT. New Term Loan shall be repaid, without set-off, deduction or counterclaim, in thirty-seven (37) monthly installments of $100,000, beginning January 1, 2002 and ending January 1, 2005, on which date the outstanding principal balance under the Note, together with all accrued and unpaid interest and other charges under the Note and this Agreement, shall be due and payable in full."

     (h) The following provision is hereby added to the end of Section 7.2 of the Loan Agreement:

          "No Company shall change its corporate name, identity, structure or state of incorporation without the Bank's prior written consent."

     (i) The following subsection (f) is hereby added to Section 7.19 of the Loan Agreement:

          "(f) Notwithstanding the aforementioned exceptions, the Bank consents to the indebtedness incurred pursuant to the Companies' $1,2000,000 equipment loan with General Electric Capital Corporation (the "GE LOAN") evidenced by those certain [Agreements] dated as of December 27, 2001 between General Electric Capital Corporation and the Borrower. The Bank agrees to release all liens on equipment to be financed by the GE Loan."

     (j) Section 7.21(c)(ii) of the Loan Agreement is hereby amended and restated to read in its entirety as follows:

          "(e) MAINTENANCE OF LIQUID ASSETS.

               (i) The Borrower shall not permit its unrestricted cash and marketable securities to decrease to an amount below the sum of twelve (12) months of its projected cash requirements (as reflected in its projections and forecasts delivered to the
                    Bank) plus the principal amount of the Loan then outstanding, plus the outstanding balance of the GE Loan, unless the Borrower invests, utilizing the services of the Bank's Money Desk or Trust Department, an amount of cash and/or marketable securities equal to the outstanding principal amount of the Loan, until such time as the Borrower either (A) shall have restored its unrestricted cash and marketable securities to such sum of projected 12-month cash requirements plus the principal amount of the Loan outstanding, including, without limitation, by raising cash through sale of equity securities (`equity securities' meaning common and preferred stock not having provisions for required payments or distributions by the Borrower during the period ending thirty (30) days after the Termination
                    Date), or (B) shall have pledged to the Bank Portfolio securities under the Pledge Agreement in an amount sufficient (as determined by the Bank's credit policy generally in effect from time to time) to secure the entire principal amount of the Loan outstanding.

               (ii) The Borrower shall not permit its unrestricted cash and marketable securities to decrease to an amount below the greater of the sum of six (6) months of its projected cash requirements (as reflected in its projections and forecasts delivered to the Bank) plus the then outstanding principal amount of the Loan, plus the outstanding balance of the GE Loan, or $15,000,000, unless the Borrower pledges to the Bank Portfolio Securities under the Pledge Agreement in an amount sufficient (as determined by the Bank's credit policy generally in effect from time to time) to secure the entire principal amount of the Loan outstanding."

II. NO FURTHER AMENDMENTS. Except as specifically amended hereby, the Loan Agreement, the Pledge Agreement, the Patent Mortgage and the Leasehold Mortgage shall


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     remain unmodified and in full force and effect and are hereby ratified and affirmed in all respects, and the indebtedness of the Companies to the Bank evidenced thereby and by the Note is hereby reaffirmed in all respects.

III. CONFIRMATION OF SECURITY. Each of the Borrower, the Lessee Subsidiary and AGT hereby confirms that (1) the terms "Liability" and "Liabilities", as defined in the Loan Agreement and the Pledge Agreement and the term "Obligations", as defined in the Patent Mortgage, include the obligations of the Companies under the Note, as amended and restated herewith, and (2) the term "Note", as used in each of the Loan Documents, including the Leasehold Mortgage and the Patent Mortgage, includes the Note, as amended and restated herewith.

IV. CERTAIN REPRESENTATIONS. As a material inducement to the Bank to enter into this Amendment Agreement, each of the Borrower, the Lessee Subsidiary and AGT hereby represents and warrants to the Bank (which representations and warranties shall survive the delivery hereof), after giving effect hereto, as follows:

     A. The execution and delivery of this Amendment Agreement and the amendment and restatement of the Note have been duly authorized by all requisite corporate action on the part of each of the Companies.

     B. The representations and warranties contained in Article 6 of the Loan Agreement and in the other Loan Documents are true and correct in all material respects on and as of the date of this Amendment Agreement as though made at and as of such date. No material adverse change has occurred in the assets, liabilities, financial condition, business or prospects of any Company from that disclosed in the financial statements most recently furnished to the Bank. No Event of Default has occurred and is continuing.

     C. None of the Companies is required to obtain any consent, approval or authorization from, or to file any declaration or statement with, any governmental instrumentality or other agency or any other person or entity in connection with or as a condition to the execution, delivery or performance of this Amendment Agreement or the Note.

     D. Each of this Amendment Agreement and the Note, as amended and restated herewith, constitutes the legal, valid and binding obligation of the Companies, enforceable against each of them in accordance with their respective terms, subject to bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the rights and remedies of creditors generally or the application of principles of equity, whether in any action at law or proceeding in equity, and subject to the availability of the remedy of specific performance or of any other equitable remedy or relief to enforce any right thereunder.

V. CONDITIONS. The willingness of the Bank to agree to the foregoing is subject to the satisfaction of the following conditions precedent and subsequent:

     A. On or before the date hereof, the Companies shall have executed and delivered to the Bank (or shall have caused to be executed and delivered to the Bank by the appropriate persons) the following:

          1.   The Amendment Agreement;

          2.   The Second Amended and Restated Secured Term Note;

          3. True and complete copies of any required stockholders' and directors' consents and/or resolutions, authorizing the execution and delivery of such documents, certified by the Secretary of the appropriate company;


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          4.   The letter executed as of the date hereof by Forest City
               Cambridge, Inc. with respect to the lessor's consent signed in connection with the Mortgage.

     B. On or before the date of this Amendment, the Borrower shall have paid the Bank a non-refundable fee in the mount of $30,000.

VI.  MISCELLANEOUS.

     A. As provided in Section 10.8 of the Loan Agreement, the Borrower and the Subsidiaries agree to reimburse the Bank upon demand for all reasonable fees and disbursements of counsel to the Bank incurred in connection with the preparation hereof and the Note.

     B. This Amendment Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

     C. This Amendment Agreement may be executed by the parties hereto in several counterparts hereof and by the different parties hereto on separate counterparts hereof, all of which counterparts shall together constitute one and the same agreement.

     D. The obligations of the Borrower and the Subsidiaries under this Amendment Agreement and the Note shall be joint and several in nature.

Executed as a sealed instrument as of the date first set forth above.


                                                ("Borrower")
                                        ARIAD PHARMACEUTICALS, INC.

                                        By: /s/ Harvey Berger
                                            ------------------------------------
                                            Name: Harvey Berger
                                            Title: Chairman & CEO




                                        ARIAD CORPORATION

                                        By: /s/ Harvey Berger
                                            ------------------------------------
                                            Name: Harvey Berger
                                            Title: CEO & President




                                        ARIAD GENE THERAPEUTICS, INC.

                                        By: /s/ Harvey Berger
                                            ------------------------------------
                                            Name: Harvey Berger
                                            Title: Chairman & CEO






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("Bank")
FLEET NATIONAL BANK

By: /s/ Karen M. Kinsella
    ---------------------------------
    Name: Karen M. Kinsella
    Title: Vice President










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EXHIBIT A

SECOND AMENDED AND RESTATED SECURED TERM NOTE













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



                  SECOND AMENDED AND RESTATED SECURED TERM NOTE

$7,500,000.00                                              Boston, Massachusetts
                                                               December 26, 2001


     FOR VALUE RECEIVED, the undersigned, ARIAD PHARMACEUTICALS, INC., a Delaware corporation (the "Pharmaceuticals"), ARIAD CORPORATION, a Delaware corporation (the "Lessee Subsidiary") and ARIAD GENE THERAPEUTICS, INC., a Delaware corporation ("AGT" and , collectively with Pharmaceuticals and the Lessee Subsidiary, the "Makers"), hereby jointly and severally promise to pay to the order of FLEET NATIONAL BANK (f/k/a BankBoston, N.A.), having an address at 100 Federal Street, Boston, Massachusetts 02110 (the "Bank"), the principal sum of Seven Million Five Hundred Thousand and 00/100 Dollars ($7,500,00.00) or, if less, the aggregate unpaid principal amount of advances made hereunder by the Bank to Pharmaceuticals or any other Maker pursuant to that certain Loan and Security Agreement dated as of September 23, 1992, as amended (as so amended and as hereafter amended, replaced, restated, supplemented, renewed or otherwise modified from time to time, the "Loan Agreement"), between the Makers and the Bank, together with interest on any and all principal remaining unpaid hereunder from the date hereof until payment in full, payable on the dates and at the interest rate or rates specified in the Loan Agreement. Capitalized terms used in this Note without definition have the meanings assigned to them in the Loan Agreement.

     The aggregate principal amount outstanding hereunder shall be payable as provided in the Loan Agreement. This Note may be prepaid in accordance with the terms and provisions of the Loan Agreement without penalty or premium (other than certain makewhole payments under Section 3.6 of the Loan Agreement).

     All principal and interest hereunder are payable in lawful money of the United States of America to the Bank at its address specified above in immediately available funds as provided in the Loan Agreement on the date on which such payment shall become due. Payments of principal and interest hereunder which are not made by such date may be made by debiting any deposit account(s), if any, in the name of the Makers, or any of them, with the Bank. The Makers hereby irrevocably authorize the Bank to so debit such deposit account(s).

     The Makers, for themselves and their legal representatives, successors and assigns, to the extent they may lawfully do so, hereby expressly waive presentment, demand, protest, notice of protest, presentment for the purpose of accelerating maturity, diligence in collection, and the benefit of any exemption or insolvency laws, and consent that the Bank may release or surrender, exchange or substitute any personal property or other collateral security now held or which may hereafter be held as security for the payment of this Note, and may extend the time for payment or otherwise modify the terms of payment of any party or the whole of the debt evidenced hereby to the extent provided in the Loan Agreement without in any way affecting the liability of the Makers; provided that such modifications do not increase the obligations hereunder.

     This Note is the "Note" referred to in and is entitled to the benefits of the Loan Agreement (including Schedules thereto) and all other instruments and agreements evidencing and/or securing the indebtedness hereunder, which Loan Agreement and other instruments and agreements are hereby made part of this Note and are deemed incorporated herein in full. The occurrence or existence of an Event of Default shall constitute a default under this Note and shall, subject to the provisions of the Loan Agreement, entitle the Bank to accelerate the entire indebtedness hereunder and to take such other action as may be provided for in the Loan Agreement or any other instrument or agreement evidencing and/or securing this Note, all in accordance with the terms of the Loan Agreement.

     This Note (a) supersedes and replaces the Amended and Restated Secured Term Notes, each dated April 6, 1998, made by the Makers and payable to the order of the Lender and USTrust, respectively, in the principle amounts of $2,601,000 and $2,499,000 under the Loan Agreement, as combined and amended by the First Amendment to Amended and Restated Secured Term Note, dated as of December 28, 2000 (b) represents the Bank's Commitment and outstanding Advances under the Loan Agreement as of the date hereof and (c) represents a continuation (not a refinancing or reborrowing) of the outstanding obligations of the Borrower with respect to the New Term Loan.

     All agreements between or among the Makers and the Bank are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of maturity of the indebtedness or otherwise, shall the amount paid or agreed to be paid for the use or forbearance of the indebtedness evidenced hereby exceed the maximum amount which the Bank is permitted to receive under applicable law. If, from any circumstances whatsoever, fulfillment of any provision hereof or of the Loan Agreement, at the time performance of such provision shall be due, shall involve exceeding such amount, then the obligation to be fulfilled shall automatically be reduced to the limit of such validity and if, from any circumstances, the Bank should ever receive as interest an amount which would exceed such maximum amount, such amount which would be excessive interest shall be applied to the reduction of the principal balance evidenced hereby and not to the payment of interest. As used herein, the term "applicable law" shall mean the law in effect as of the date hereof, PROVIDED, HOWEVER, that in the event there is a change in the law which results in a higher permissible rate of interest, then this Note shall be governed by such new law as of its effective date. This provision shall control every other provision of all agreements between or among the Makers, or any of them, and the Bank.

     This Note and all transactions hereunder and/or evidenced herein shall be governed by, and construed and enforced in accordance with, the laws of The Commonwealth of Massachusetts.

     If this Note shall not be paid when due and shall be placed by the holder hereof in the hands of any attorney for collection, through legal proceedings or otherwise, the Makers will pay reasonable attorneys' fees to the holder hereof together with reasonable costs and expenses of collection, including, without limitation, any such attorneys' fees, costs and expenses relating to dissolution or liquidation of any of the Makers or any party (other than the Bank) to any instrument or agreement securing this Note.

     This Note shall be binding, jointly and severally, upon the Makers and upon their heirs, successors, assigns and legal representatives and shall inure to the benefit of the Bank and its successors, endorsees and assigns.

     IN WITNESS WHEREOF, the Makers have caused this Note to be executed under seal by their duly authorized representative as of the date first above written.



                                        ARIAD PHARMACEUTICALS, INC.

                                        By: /s/ Harvey Berger
                                            ------------------------------------
                                            Name: Harvey Berger
                                            Title: Chairman & CEO




                                        ARIAD CORPORATION

                                        By: /s/ Harvey Berger
                                            ------------------------------------
                                            Name: Harvey Berger
                                            Title: President & CEO









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

                                        ARIAD GENE THERAPEUTICS, INC.

                                        By: /s/ Harvey Berger
                                            ------------------------------------
                                            Name: Harvey Berger
                                            Title: Chairman & CEO













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